                                                                     Exhibit 8.1



     (212) 906-2000

                                  February 23, 1998


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

          Re:  Structured Asset Securities Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

          We are acting as special federal tax counsel to Structured Asset Securities Corporation, a Delaware corporation (the "Registrant"), in connection with the proposed issuance of its Series 1998-C1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Registrant's Registration Statement on Form S-3, file number 33-96378 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") and effective under the Securities Act of 1933, as amended (the "Act"). The Certificates will be issued under a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") among the Registrant, the master servicer named therein, the special servicer named therein, the fiscal agent named therein and the trustee named therein. The Certificates are to be sold as described in the Registration Statement, in any amendment thereto, and in the prospectus and prospectus supplement relating to the Registered Certificates (the "Prospectus" and "Prospectus Supplement", respectively).

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and
(e) the truth, accuracy and completeness of the information,

Structured Asset Securities Corporation
February 23, 1998
Page 2


representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          In addition, we have assumed that the Pooling and Servicing Agreement with respect to the Certificates is executed and delivered in substantially the form reviewed by us and described in the Prospectus and preliminary Prospectus Supplement and that the transactions contemplated to occur under the Registration Statement and the Pooling and Servicing Agreement in fact occur in accordance with the terms thereof.

          Based upon and subject to the foregoing, we are of the opinion that, although it does not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986) , the description set forth under the caption "Federal Income Tax Considerations" in the Prospectus included as part of the Registration Statement, as modified and supplemented by the description of federal income tax consequences set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus Supplement, otherwise correctly describes the material aspects of the federal income tax treatment of an investment in the Registered Certificates commonly applicable to investors that are "United States persons" (as defined in the Prospectus), as of the date hereof, and, where expressly indicated therein, to investors that are not United States persons.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name under the headings "Federal Income Tax Considerations" in the Prospectus and "Certain Federal Income Tax Consequences" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

Structured Asset Securities Corporation
February 23, 1998
Page 3


          We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.


                                   Very truly yours,


                                   /s/ Sidley & Austin